    As filed with the Securities and Exchange Commission on March 4,1997
                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                              SIEBEL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                             ----------------------

        Delaware                                              94-3187233
   (State of Incorporation)                           (I.R.S. Employer
                                                       Identification No.)

                            1885 SOUTH GRANT STREET
                          SAN MATEO, CALIFORNIA 94402
                    (Address of principal executive offices)

                           1996 EQUITY INCENTIVE PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plans)

                                THOMAS M. SIEBEL
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              SIEBEL SYSTEMS, INC.
                            1885 SOUTH GRANT STREET
                          SAN MATEO, CALIFORNIA 94402
                                 (415) 295-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                   Copies to:

                              Eric C. Jensen, Esq.
                               Cooley Godward LLP
                              3000 Sand Hill Road
                             Building 3, Suite 230
                       Menlo Park, California 94025-7116
                                 (415) 843-5000

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                           PROPOSED MAXIMUM          PROPOSED MAXIMUM
  TITLE OF SECURITIES              AMOUNT TO BE           OFFERING PRICE PER     AGGREGATE OFFERING PRICE     AMOUNT OF REGISTRATION

   TO BE REGISTERED                 REGISTERED                 SHARE (1)                    (1)                         FEE
------------------------------------------------------------------------------------------------------------------------------------

Shares issuable pursuant to          1,688,920                 $21.92                  $37,021,126.00                 $11,218.52
outstanding options under
the 1996 Equity Incentive
Plan
------------------------------------------------------------------------------------------------------------------------------------

Shares available for                 6,311,080                 $16.875               $106,499,475                    $32,272.57
additional grants under the
1996 Equity Incentive Plan
------------------------------------------------------------------------------------------------------------------------------------

Shares issuable pursuant to          1,000,000                  $16.875              $ 16,875,000                    $ 5,113.64
the Employee Stock Purchase
Plan
------------------------------------------------------------------------------------------------------------------------------------

Proposed Maximum Offering                                                            $160,395,601
Price
------------------------------------------------------------------------------------------------------------------------------------

Registration Fee                                                                                                    $48,604.73

===================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1). The price per share and aggregate offering price are based upon the average of the bid and asked price of Registrant's Common Stock on February 25, 1997 as reported on the NASDAQ National Market.

================================================================================

                   INCORPORATION BY REFERENCE OF CONTENTS OF
                REGISTRATION STATEMENT ON FORM S-8 NO. 333-07938

     The contents of Registration Statement on Form S-8, as amended (No. 333-07983) are incorporated by reference herein.

                                    EXHIBITS

EXHIBIT
NUMBER                             DESCRIPTION
------                             -----------

(2)  4.1         Restated Certificate of Incorporation, as amended.

(1)  4.2         Bylaws of the Registrant.

(1)  4.3         Specimen Stock Certificate.

(1)  4.4         Restated Investor Rights Agreement, dated December 1, 1995, between the Registrant and certain investors, as amended April
                 30, 1996.

(1)  4.5         Amendment 2 to the Amended and Restated Investor Rights
                 Agreement dated June 14, 1996.

     5.          Opinion of Cooley Godward LLP.

    23.1         Consent of KPMG Peat Marwick LLP, Independent Auditors.

    23.2 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement.

    24.          Power of Attorney is contained on the signature pages.

(2) 99.1         1996 Equity Incentive Plan, as amended as of January 10, 1997.

(2) 99.2         Employee Stock Purchase Plan, as amended as of January 10,
                 1997.

(1) 99.3         Form of Nonstatutory Stock Option Agreement.

(1) 99.4         Form of Incentive Stock Option Agreement.

------------------------------
(1) Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 333-03751), as amended, and incorporated herein by reference.

(2) Filed as an exhibit to the Registration Statement on Form S-8, as amended (No. 333-07983) and incorporated herein by reference.

                                       2.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on March 4,
1997.

                                       SIEBEL SYSTEMS, INC.

                                       /s/ Thomas M. Siebel
                                       --------------------
                                       Thomas M. Siebel
                                       Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas M. Siebel and Howard H. Graham, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                TITLE                     DATE
---------                                -----                     ----

/s/ Thomas M. Siebel            Chairman, Chief                March 4, 1997
-----------------------------   Executive Officer and
Thomas M. Siebel                Director
                                (Principal Executive
                                Officer)

/s/ Howard H. Graham            Senior Vice President,         March 4, 1997
-----------------------------   Finance and
Howard H. Graham                Administration and
                                Chief Financial Officer
                                (Principal Financial
                                Officer)


/s/ James C. Gaither            Director                       March 4, 1997
-----------------------------
James C. Gaither


/s/ Eric E. Schmidt             Director                       March 4, 1997
-----------------------------
Eric E. Schmidt


/s/ Charles R. Schwab           Director                       March 4, 1997
-----------------------------
Charles R. Schwab


/s/ George T. Shaheen           Director                       March 4, 1997
-----------------------------
George T. Shaheen

                                Director                       March _, 1997
-----------------------------
A. Michael Spence


                                       3.

                                 EXHIBIT INDEX
EXHIBIT
NUMBER                             DESCRIPTION
------                             -----------

(2)  4.1         Restated Certificate of Incorporation, as amended.

(1)  4.2         Bylaws of the Registrant.

(1)  4.3         Specimen Stock Certificate.

(1)  4.4         Restated Investor Rights Agreement, dated December 1, 1995, between the Registrant and certain investors, as amended April
                 30, 1996.

(1)  4.5         Amendment 2 to the Amended and Restated Investor Rights
                 Agreement dated June 14, 1996.

     5.          Opinion of Cooley Godward LLP.

    23.1         Consent of KPMG Peat Marwick LLP, Independent Auditors.

    23.2 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement.

    24.          Power of Attorney is contained on the signature pages.

(2) 99.1         1996 Equity Incentive Plan, as amended as of January 10, 1997.

(2) 99.2         Employee Stock Purchase Plan, as amended as of January 10,
                 1997.

(1) 99.3         Form of Nonstatutory Stock Option Agreement.

(1) 99.4         Form of Incentive Stock Option Agreement.

------------------------------
(1) Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 333-03751), as amended, and incorporated herein by reference.

(2) Filed as an exhibit to the Registration Statement on Form S-8, as amended (No. 333-07983) and incorporated herein by reference.

                                       4.